Exhibit 3.1(b)

                        IGENE BIOTECHNOLOGY, INC.

                         ARTICLES OF AMENDMENT

	IGENE Biotechnology, Inc., a Maryland corporation, having its principal office in Columbia, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

	FIRST: The charter of the Corporation is hereby amended by striking out Article FIFTH in its entirety and inserting in lieu thereof the following:

		"FIFTH: The total number of shares of stock of all classes that the Corporation has authority to issue is Seven Hundred Fifty One
Million Five Hundred Thousand (751,500,000) shares, divided into Seven
Hundred Fifty Million (750,000,000) shares of common stock, One Cent
($.01) par value per share (the "Common Stock"), having an aggregate par value of Seven Million Five Hundred Thousand Dollars
($7,500,000.00), and One Million Five Hundred Thousand (1,500,000) shares of preferred stock, par value One Cent ($.01) per share (the
"Preferred Stock"), having an aggregate par value of Fifteen Thousand
Dollars ($15,000.00). The aggregate par value of all shares of stock of the Corporation is Seven Million Five Hundred and Fifteen Thousand
Dollars ($7,515,000.00)."

	SECOND: The Board of Directors of the Corporation, at a meeting duly convened and held on February 1, 2001, adopted a resolution in which was set forth the foregoing amendment to the charter, declaring that the said amendment to the charter was advisable and directing that it be submitted for action thereon at the annual meeting of the stockholders of the Corporation to be held on June 12, 2001.

	THIRD: Notice setting forth the aforesaid amendment of the charter and stating that a purpose of the meeting of the stockholders would be to take action thereon, was given as required by law, to all stockholders of the Corporation entitled to vote thereon. The amendment of the charter of the Corporation as hereinabove set forth was approved by the Stockholders of the Corporation at said meeting by the affirmative vote required by the Maryland General Corporation Law.

	FOURTH: (a) Immediately before this Amendment, the total number of shares of all classes of stock of the Corporation, and the number and par value of the shares of each class, were as follows: The total number of shares of all classes was 251,500,000, divided into two classes as follows:
250,000,000 shares of Common Stock, par value $.01 per share, and 1,500,000 shares of Preferred Stock, par value $.01 per share;

	(b) As amended, the total number of shares of all classes of stock of the Corporation, and the number and par value of the shares of each class, are as follows: The total number of shares of stock of all classes is 751,500,000 shares, divided into two classes as follows: 750,000,000 shares of Common Stock, par value $.01 per share, and 1,500,000 shares of Preferred Stock, par value $.01 per share; and

	(c) Immediately before this Amendment, the aggregate par value of all shares of all classes of stock of the Corporation was $2,515,000. As amended, the aggregate par value of all shares of all classes of stock of the Corporation is $7,515,000.

	(d) The information required by Section 2-607(b)(2) of the Maryland General Corporation Law was not changed by this Amendment.

	IN WITNESS WHEREOF, IGENE Biotechnology, Inc. has caused this instrument to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary.

	The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects and that this statement is made under the penalties of perjury.

Attest:   IGENE Biotechnology, Inc.



/s/ Patrick F. Monahan             /s/ Stephen F. Hiu              [SEAL]
______________________                 ____________________________
Patrick F. Monahan                     Stephen F. Hiu
Secretary                              President



Dated as of August 1, 2001